HASBRO, INC.
RESTATED 2003 STOCK INCENTIVE PERFORMANCE PLAN
STOCK OPTION AGREEMENT FOR EMPLOYEES
________________, 2023 GRANT

    AGREEMENT, made effective as of _______________, 2023, by and between HASBRO, INC., a Rhode Island corporation (the "Company") and the designated option grant recipient (the "Optionee").
    WHEREAS, Optionee is an employee of the Company or of a direct or indirect subsidiary of the Company and is eligible to participate in the Company's Restated 2003 Stock Incentive Performance Plan, as amended (the "Plan"), and
    WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") acting in accordance with the provisions of the Plan is granting to Optionee a non-qualified stock option to purchase the specified number of shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"), at a price determined by said Committee to be not less than the fair market value of such Common Stock on the date of said grant, subject to and upon the terms and conditions set forth in the Plan and as hereinafter set forth.
    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:
W I T N E S S E T H:
    1.    The Company hereby grants to the Optionee effective on ____________, 2023, pursuant to the Plan, a copy of which is attached hereto as Appendix A and the provisions of which are incorporated herein as if set forth in full, a stock option to purchase all or any part of the number of shares of Common Stock (the "Shares"), described in Section 3 below (the "Option"), subject to and upon the terms and conditions set forth in the Plan and the additional terms and conditions hereinafter set forth. The Option is evidenced by this Agreement. In the event of any inconsistency between the provisions of this Agreement and, only if applicable, the terms of the Optionee’s Employment Agreement, the provisions set forth in the Employment Agreement shall control, provided that to the extent the provisions of this Agreement or the Optionee’s Employment Agreement are inconsistent with the terms of the Plan, then the terms of the Plan shall control.

    2.    By accepting this Option the Optionee hereby acknowledges and agrees:

(i)that this Option, and any shares the Optionee may acquire under this Option in the future or any of the proceeds of exercising this Option or selling any shares acquired pursuant to this Option, as well as any other incentive compensation the Optionee is granted, is subject to the Company’s Clawback Policy, as it may be amended from time to time by the Board in the future.;
(ii)that if the Optionee is or becomes subject to the Hasbro, Inc. Executive Ownership Policy, effective as of March 1, 2014, as it may be amended from time to time by the Board in the future (the “Stock Ownership Policy”), the Optionee agrees that any shares that the Optionee may acquire in the future pursuant to this Option, as well as any other equity-based incentive compensation the Optionee is granted after the Optionee becomes subject to the Stock Ownership Policy, will be subject to the terms of the Stock Ownership Policy, including without limitation the requirement to retain an amount equal to at least 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted until the Optionee’s applicable requirement levels are met;
(iii)that if the Optionee is notified by the Company or its equity plan administrator that Optionee is required to enter into a Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company, this Option shall be contingent upon and subject to the Optionee (x) executing and delivering to the Company a Non-Competition, Non-Solicitation and Confidentiality Agreement by and between the Optionee and the Company, in a form prescribed by and no later than a date designated by the Company; or (y) confirming and agreeing that the Optionee remains bound by and subject to the terms of the Optionee’s previously executed Non-Competition, Non-Solicitation and Confidentiality Agreement(s), which confirmation and agreement will occur upon your acceptance of this Option. For the avoidance of doubt, if the Participant has not executed and delivered to the Company a Non-Competition, Non-Solicitation and Confidentiality Agreement or confirmed and agreed (through acceptance of this Option) the terms of the Optionee’s existing Non-Competition, Non-Solicitation and Confidentiality Agreement(s) no later than 90 days from the date of this Option, this Option will not take effect and will be null and void; and
(iv)the acknowledgements and agreements set forth in this section are material conditions to receiving this Option, which would not have been made to the Optionee otherwise.
    3.    This Agreement relates to an Option to purchase the specified number of shares which have been communicated to the Optionee at an exercise price of $______ per share (the "Exercise Price Per Share"). (Hereinafter, the term "Exercise Price" shall mean the Exercise Price Per Share multiplied by the number of shares being exercised.) Subject to the provisions of the Plan and of this Agreement, the Optionee shall be entitled to exercise the Option on a cumulative basis until the day preceding the seventh anniversary of the date of the grant in accordance with the following schedule:
                    Cumulative
                    Percent of Option
Period                    Exercisable

_______________ to ______________    0%
_______________ to ______________    33 1/3%
_______________ to ______________    66 2/3%
_______________ to ______________    100%

In determining the number of shares exercisable in accordance with the above table, fractional shares shall be disregarded.
    4.     In the event that Optionee wishes to purchase any of the shares then purchasable under the Option as provided in Section 3 hereof, Optionee shall deliver or shall transmit to the Company or to the Company’s designee, in the manner designated by or on behalf of the Company, a notice in the form and/or in the manner designated by or on behalf of the Company or its designee, as the same may be amended or supplemented from time to time by or on behalf the Company, together with a check payable to Hasbro, Inc. or its designee, if applicable, (or accompanied by wire transfer to such account of the Company or its designee as the Company may designate) in United States dollars, in the aggregate amount of the Exercise

Price, or shares of Common Stock held by the Optionee for at least six (6) months (duly endorsed to the Company or its designee, if applicable, or accompanied by an executed stock power, in each case with signatures guaranteed by a bank or broker if required by the Company or its designee) having a Fair Market Value (as defined in the Plan) equal to the Exercise Price, or a combination of such shares having a Fair Market Value less than the Exercise Price and a check in United States dollars for the balance of the Exercise Price.
        Unless an Optionee shall have made advance alternative arrangements satisfactory to the Company, or to the Company’s designee, each Optionee shall deliver to the Company or its designee, together with the required notice of exercise and payment of the Exercise Price as aforesaid, a check payable to Hasbro, Inc. or its designee, if applicable, or a wire transfer to such account of the Company or its designee, if applicable, as the Company may designate, in United States dollars, in the amount of any withholding required by law for any and all federal, state, local or foreign taxes payable as a result of such exercise. Each Optionee shall consult with the Company or the Company’s designee in advance of the exercise so as to determine the amount of withholding taxes due. An Optionee may also elect to satisfy any withholding taxes payable as a result of such exercise (the "Taxes"), in whole or in part, either (i) by having the Company or its designee withhold from the shares of Common Stock to be issued upon exercise of the Option or (ii) delivering to the Company or its designee shares of Common Stock already owned by the Optionee and held by the Optionee for at least six (6) months (represented by stock certificates duly endorsed to the Company or accompanied by an executed stock power in each case with signatures guaranteed by a bank or broker to the extent required by the Company or its designee), in each case in an amount whose Fair Market Value on the date of exercise is either equal to the Taxes or less than the Taxes, provided that a check payable to Hasbro, Inc. or its designee, if applicable, or a wire transfer to such account of the Company or its designee as the Company may designate, in United States dollars for the balance of the Taxes is also delivered to the Company, or its designee, at the time of exercise.
    Notwithstanding anything in this Section 4 to the contrary, if this Option is scheduled to expire due to the expiration of the term on the date described in Section 3 above and the Fair Market Value of a share of Common Stock on the last day of such term exceeds the Exercise Price for a share of Common Stock subject to this Option, then, by accepting this Award, you shall be treated as having instructed the Company to exercise the vested portion of this Option on the last day of such term. As promptly as practicable thereafter, the Company will deliver to the

Optionee that number of shares subject to the vested Option less the number of shares with a value that is equal to the aggregate Fair Market Value of (1) the aggregate exercise price of the vested Stock Option and (2) the amount necessary to satisfy any required withholding of Taxes.
    In addition, the Optionee shall comply with such other requirements and provide such additional information and documentation as is reasonably required by the Company, or the Company’s designee, to process any exercise of this option and resulting delivery of shares. As soon as practicable after receipt of the notice of exercise, Exercise Price, Taxes, and such other information and documentation as the Company or its designee shall require, the Company or its designee shall deliver or cause to be delivered to Optionee the shares in respect of which the Option was so exercised (less any shares deducted to pay Taxes in accordance with Optionee's election).
    5.    (a) If an Optionee who is an employee of the Company or of a direct or indirect subsidiary of the Company retires at his or her Normal Retirement Date (as defined below), or an Optionee with at least one year of Credited Service of the Company suffers a permanent physical or mental disability (as defined below) or dies, in each case without the Optionee having fully exercised any Option granted to the Optionee, then the Optionee, the executor, administrator or trustee of the Optionee’s estate, or the Optionee’s legal representative, as the case may be, shall have the right to exercise any Option under the Plan, for a period of not more than one (1) year after such retirement, such disability, or in the case of death, the appointment and qualification of such executor, administrator or trustee (except that in no event other than death may such Option be exercised later than the day preceding the seventh anniversary of the date of the grant of such Option). In each such case, the Option will be exercisable with respect to all or any part of the number of shares to which the Option relates, whether or not said Option was fully exercisable in accordance with the schedule set forth in Section 3 of this Agreement as of the date of such retirement, disability or death. Thereafter, such Option, to the extent not so exercised during such one-year period shall be deemed to have expired regardless of the expiration date otherwise specified in Section 2 hereof.
        (b)    If an Optionee who is an employee of the Company or of a direct or indirect subsidiary of the Company retires at an Early Retirement Date (as defined below), without the Optionee having fully exercised any Option granted to him or her, the Optionee shall have the right to exercise the unexercised portion of any Option theretofore granted, but only to the extent said Option was then exercisable in accordance with the schedule set forth in Section 3 of this Agreement, for a period of not more than three (3) months after the date of early retirement (but in no event shall the exercise period extend beyond the day preceding the seventh anniversary of the date of grant of the Option). Thereafter, the Option, to the extent not exercised during such three-month period shall be deemed to have expired, regardless of the expiration date otherwise specified in Section 3 hereof.
        (c)    If an Optionee ceases to be employed by the Company or by a direct or indirect subsidiary of the Company for any reason other than the reasons set forth in subsections (a), (b) and (d) of this Section 5, he or she shall have the right to exercise the unexercised portion of any Option theretofore granted to Optionee, but only to the extent said Option was then exercisable in accordance with the schedule set forth in Section 3 of this Agreement as of the date of termination, for a period of not more than three (3) months after any such termination (but not, in any event, later than the day preceding the seventh anniversary date of the grant of such Option). Thereafter, such Option, to the extent not so exercised during such three-month period, shall be deemed to have expired, regardless of the expiration date otherwise specified in Section 3 hereof.
    For purposes of subsections (a) and (b) above:
*    A year of "Credited Service" shall mean a calendar year in which the Optionee is paid for at least 1,000 hours of employment with the Company or of a subsidiary of the Company.
*    "Early Retirement Date" shall mean: the day on which an Optionee who has attained age fifty-five (55), but has not reached age sixty-five (65), with ten (l0) or more years of Credited Service, retires. An Optionee is eligible for early retirement on the first day of the calendar month coincidental with or immediately following the attainment of age fifty-five (55) and the completion of ten (l0) years of Credited Service, and "early retirement" shall mean retirement by an eligible Optionee at the Early Retirement Date.
*    "Normal Retirement Date" shall mean: the day on which an Optionee who has attained age sixty-five (65) with five (5) or more years of Credited Service, retires. An Optionee is eligible for normal retirement on the first day of the calendar month coincident with or immediately following the Optionee's attainment of age sixty-five (65) and completion of five (5) or more years of Credited Service, and "normal retirement" shall mean the retirement by an eligible Optionee at the Normal Retirement Date.

*    "permanent physical or mental disability" shall mean: an Optionee's inability to perform his or her job or any position which the Optionee can reasonably perform with his or her background and training by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.
    (d) Notwithstanding the foregoing, the Optionee acknowledges and agrees that this Option, and any and all rights the Optionee may have hereunder, including any rights with respect to any portion of this Option which may have vested in accordance with the Schedule set forth in Section 3 above, shall terminate immediately upon a termination of the Optionee’s employment with the Company for cause or for any such other reason that casts such discredit on the Optionee as to make termination of the Option appropriate. Whether an Optionee has been terminated for cause or for such other reason that casts such discredit on the Optionee as to make termination of the Option appropriate will be determined by the Administrator in its sole discretion, and in making this determination the Administrator will not be limited by any definition of “Cause” which appears in the Plan. The Optionee’s agreement to the terms in this Section 5(d) are a material condition to the grant of this Option and this Option would not be granted to the Optionee if the Optionee did not agree to such terms.
    6.    The adjustment provisions set forth in Section 8 of the Plan shall apply to this Option.
    7.    This Option shall not be transferable by the Optionee, in whole or in part, except in accordance with Section 7 of the Plan, and shall be exercisable only as hereinbefore provided. Any purported assignment, transfer, pledge, hypothecation or other disposition of the Option or any interest therein contrary to the provisions of the Plan, and the levy of any execution to, or the attachment or similar process upon, the Option or any interest therein, shall be null and void and without effect.
    8.    Subject to the applicable provisions of the Plan, and particularly to Section 7 of the Plan, this Agreement shall be binding upon and shall inure to the benefit of Optionee, Optionee's successors and permitted assigns, and the Company and its successors and assigns.
    9.    In connection with a Change in Control the Option will be treated in the manner set forth in the Plan, as such Plan has been amended by the Company’s shareholders through the date of such Change in Control.

    10.    This Agreement shall be construed and enforced in accordance with the internal laws of the State of Rhode Island and Providence Plantations and applicable Federal law.
    11.    Notwithstanding any other terms and conditions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the issuance of this Option or shares of Common Stock the Optionee may become entitled to under this Option in the future, the Company shall not be required to deliver any such securities prior to the completion of any registration or qualification of any such securities under any non-U.S. securities, exchange control or other law, or under the rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify any such securities with any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of any such securities. Further, the Optionee agrees that his or her participation in the trade and acceptance of such securities is voluntary and that the Company shall have unilateral authority to amend the Plan and the Agreement without the Optionee's consent to the extent necessary to comply with securities or other laws applicable to issuance of any such securities.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the Company and the Optionee have entered into this Agreement effective as of the day and year first above written. By accepting the terms of the award represented by this Agreement through an electronic form offered by the Company, or the Company’s designee, the Optionee hereby agrees to the terms of this Agreement with the same effect as if the Optionee had signed this Agreement.

    HASBRO, INC.

    By: /s/ Chris Cocks
     Chris Cocks
     Executive Vice President and Chief Executive Officer

                    By: _____________
                    Optionee

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